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                                                                  EXHIBIT 10.21



           THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                                                                      Void after
                                                                     May 6, 2004


                                 GLOBESPAN, INC.
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

           This Warrant is issued to Cisco Systems, Inc. (the "Holder") by GlobeSpan, Inc., a Delaware corporation (the "Company"), pursuant to the terms of that certain Series A Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of May 6, 1999, in connection with the Company's issuance to the Holder of shares of Series A Preferred Stock of the Company. All share numbers and per share price numbers in this Warrant are prior to the 1 for 3 reverse stock split currently contemplated by the Company. The share and exercise price numbers set forth herein shall be appropriately adjusted to reflect the actual stock split when it occurs.

           1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company four hundred fifty thousand (450,000) fully paid and nonassessable shares of the Common Stock of the Company. The shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

           2. Purchase Price. The purchase price for the Shares shall be as set forth below, subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price"):

              (a) For the first one hundred twelve thousand five hundred (112,500) Shares that the Holder purchases, the Holder shall pay a per share price equal to the price per share of the Common Stock sold pursuant to the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), exclusive of underwriters' commissions and discounts (the "IPO Price");

              (b) For the second one hundred twelve thousand five hundred (112,500) Shares that the Holder purchases, the Holder shall pay a per share price equal to one hundred twenty-five percent (125%) of the IPO Price;



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              (c) For the third one hundred twelve thousand five hundred
(112,500) Shares that the Holder purchases, the Holder shall pay a per share price equal to one hundred fifty percent (150%) of the IPO Price;

              (d) For the fourth one hundred twelve thousand five hundred (112,500) Shares that the Holder purchases, the Holder shall pay a per share price equal to one hundred seventy-five percent (175%) of the IPO Price; and

              (e) If the Company's IPO shall have not occurred prior to the date this Warrant becomes exercisable pursuant to Section 3(b) below, then the Exercise Price of this Warrant (with respect to Section 3(b) below only) shall be determined by setting the IPO Price at $3.34 per share in Sections 2(a), 2(b), 2(c) and 2(d) hereof.

           3. Exercise Period.

              (a) Except as set forth in Section 3(b) below, this Warrant shall only become exercisable upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), and it shall remain exercisable thereafter until and including the date five (5) years after the closing date of the IPO; provided, however, that in the event of (a) the sale of all or substantially all the assets of the Company or (b) of the merger of the Company into or consolidation with any other entity (unless such merger is intended solely to change the jurisdiction of incorporation), this Warrant shall, immediately prior to the closing or date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder at least fifteen (15) days prior to the consummation of such event or transaction.

              (b) Notwithstanding the foregoing Section 3(a), if the Company's IPO shall have not occurred prior to (a) the sale of all or substantially all the assets of the Company or (b) of the merger of the Company into or consolidation with any other entity (unless such merger is intended solely to change the jurisdiction of incorporation), this Warrant shall become exercisable immediately prior to the closing or date of such event at an Exercise Price determined as provided in Section 2(e); provided, however, that in the event of
(x) the sale of all or substantially all the assets of the Company or (y) of the merger of the Company into or consolidation with any other entity (unless such merger is intended solely to change the jurisdiction of incorporation), this Warrant shall, upon the closing or date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder at least fifteen (15) days prior to the consummation of such event or transaction.

           4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:




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              (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

              (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, except that if Holder is subject to HSR Act Restrictions (as defined in Section 4(iii) below) the Exercise Prices shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions.

              (iii) the Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the last day upon which this Warrant is exercisable Holder has complied with Section 4(i) above and Holder has not been able to complete the exercise of this Warrant prior to the last day upon which this Warrant is exercisable because of HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the last day upon which this Warrant is exercisable.

         5. Net Exercise. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:


                          Y(A - B)
                      X = --------
                               A

         Where:  X =  The number of shares of Common Stock to be issued to the
                      Holder pursuant to this net exercise;

                 Y = The number of Shares in respect of which the net issue election is made;

                 A = The fair market value of one share of the Common Stock at the time the net issue election is made;

                 B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or


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through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the Qualified IPO, the value will be the initial "Price to Public" of one share of such Common Stock specified in the final prospectus with respect to such offering.

           6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

           7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

           8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

              (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Preferred Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

              (b) Reclassification or Reorganization. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of


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stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

              (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

           9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

           10. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

           11. Transferability; Successors and Assigns. This Warrant and the Shares issued upon its exercise may only be transferred in accordance with the terms set forth in the Purchase Agreement. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

           12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon the Holder, each future holder of such Shares, and the Company.

           13. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.



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           IN WITNESS WHEREOF, the Company has executed this Warrant on the day and year first indicated above.


                                           GLOBESPAN, INC.



                                           By: ______________________________
                                               Robert J. McMullan
                                               Chief Financial Officer



                                    Address:   100 Schulz Drive
                                               Red Bank, New Jersey 07701



                         SIGNATURE PAGE TO CISCO WARRANT